Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

SBOR, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated January 16, 2013, with respect to the financial statements of SBOR, Inc., in its registration statement on Form S-1 relating to the registration of 2,760,000 shares of common stock.  We also consent to the reference of our firm under the caption “interests of name experts and counsel” in the registration statement.

/s/ SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, UT

April 24, 2013